Exhibit 99.1

United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended April 30, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$10,747,313
Unrealized Gain (Loss) on Market Value of Futures	3,064,794
Dividend Income	823
Interest Income	2,157
Total Income (Loss)	$13,815,087

Expenses
General Partner Management Fees	$47,395
Professional Fees	16,384
Brokerage Commissions	7,767
SEC & FINRA Registration Expense	3,818
NYMEX License Fee	1,185
Non-interested Directors' Fees and Expenses	580
Prepaid Insurance Expense	334
Total Expenses	77,463
Expense Waiver	(18,219)
Net Expenses	$59,244
Net Income (Loss)	$13,755,843

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/15	$90,673,408
Net Income (Loss)	13,755,843

Net Asset Value End of Month	$104,429,251
Net Asset Value Per Share (2,600,000 Shares)	$40.17

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612